Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

to Tender Shares of Common Stock

of

Monster Worldwide, Inc.

at

$3.40 Net Per Share

to

Merlin Global Acquisition, Inc.,

a wholly-owned subsidiary of

Randstad North America, Inc.

This form, or a substantially equivalent form, must be used to accept the Offer (as defined below) if certificates representing tendered Shares (as defined below) are not immediately available, the procedures for book-entry transfer cannot be completed on or prior to the Expiration Date (as defined in the Offer to Purchase), or the certificates representing tendered Shares and all other required documents cannot be delivered to Broadridge Corporate Issuer Solutions, Inc. (the “Depositary”) on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand or mailed to the Depositary. See Section 3 — “Procedures for Tendering Shares” of the Offer to Purchase (as defined below).

The Depositary for the Offer Is:

Broadridge Corporate Issuer Solutions, Inc.

If delivering by USPS:	If delivering by hand, UPS or FedEx:

Broadridge Corporate Issuer Solutions, Inc.	Broadridge Corporate Issuer Solutions, Inc.
Attn: BCIS Re-Organization Dept.	Attn: BCIS IWS
P.O. Box 1317	51 Mercedes Way
Brentwood, NY 11717-0693	Edgewood, NY 11717

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE INSTITUTION” UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE CONTAINED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to Merlin Global Acquisition, Inc., a Delaware corporation and a wholly-owned subsidiary of Randstad North America, Inc., a Delaware corporation, upon the terms and subject to the conditions set forth in the offer to purchase dated September 6, 2016 (as it may be amended or supplemented from time to time, the “Offer to Purchase”) and in the related letter of transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal”, and together with the Offer to Purchase, the “Offer”), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.001 per share (the “Shares”), of Monster Worldwide, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 3 — “Procedures for Tendering Shares” of the Offer to Purchase.

Name(s) of Record Holder(s)	Number of Shares

Certificate Nos. (if available)

Address(es)

Zip Code	Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:

(Area Code) Telephone No.	Account Number

X	Dated:	, 2016

X	Dated:	, 2016

Signatures(s) of Record Holder(s)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution” as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates for all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary’s account at The Depository Trust Company, in either case, together with delivery of a properly completed and duly executed Letter of Transmittal with any required signature guarantee, or an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal, and any other documents required by the Letter of Transmittal, within three New York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

Names of Firm	Authorized Signature

Address(es)	Name (Please Print)

Zip Code	Title

(Area Code) Telephone No.	Dated: , 2016

NOTE: DO NOT SEND CERTIFICATES REPRESENTING TENDERED SHARES WITH THIS NOTICE. CERTIFICATES REPRESENTING TENDERED SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.